CONTACT:

  James Hastings

  Southern Community Financial Corporation

  Phone: 336-768-8500

  Email: jim.hastings@smallenoughtocare.com

Southern Community Financial Corporation Announces Officer Departures and Appointments

WINSTON-SALEM, NC – July 26, 2012: On July 25, 2012, the Board of Directors of Southern Community Financial Corporation appointed, subject to regulatory approval, James Hastings as interim President and Chief Executive Officer of the Corporation. Mr. Hastings, age 60, has served as the Corporation’s Chief Financial Officer since 2008. Also on July 25, 2012, the Board gave notice to F. Scott Bauer, President and Chief Executive Officer and Jeffrey T. Clark, First Executive Vice President, that their employment with the Corporation has been terminated effective September 22, 2012.

Dr. William Ward, Sr., Chairman of the Board, said: “The Board thanks Scott and Jeff for their years of service to Southern Community and wishes them well in whatever path their future takes.”

About SCMF

Southern Community Financial Corporation is headquartered in Winston Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on our website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.